Exhibit j

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Salomon Brothers Investors Value Fund Inc:

We consent to the use of our report, incorporated herein by reference, dated February 22, 2006, for Salomon Brothers Investors Value Fund Inc, as of December 31, 2005 and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 24, 2006